EXHIBIT 99.1

Rhino Resource Partners Announces Fourth Quarter Distribution and Provides an Operational Update

Rhino Resource Partners LP (NYSE: RNO) ("Rhino") today announced a cash distribution of $0.445 per common unit, or $1.78 per unit on an annualized basis.  This distribution will be paid on February 14, 2014 to all common unitholders of record as of the close of business on January 31, 2014 and no distribution will be paid on the subordinated units.

In addition, Rhino is providing an operational update of its fourth quarter activities, including an update on the ongoing development of Pennyrile's Riveredge mine in western Kentucky.

Pennyrile

  Production remains on target for mid-2014.
  Slope development continues with 800 feet excavated on the surface, while 200 feet of the underground portion has been mined.  Only an estimated 100 feet remains to access the coal seam.
  The mine's ventilation shaft is complete to the coal seam and crews are currently finishing the concrete divider wall.
  The preparation plant structure has been erected and the majority of the equipment has been set in place.
  Construction of the river dock and loadout has commenced and loading equipment has been purchased.
  Rhino anticipates this project will generate long term, stable and predictable cash flows similar to its Hopedale and Castle Valley operations.

Utica Shale Oil and Gas

  Rhino co-invested with Wexford Capital and Gulfport Energy ("Gulfport"), with Gulfport acting as the operator, and Rhino currently has a 5% interest in a portfolio of approximately 157,000 gross acres (7,850 net acres).
  Rhino's acreage is focused in the wet gas/retrograde condensate and mature oil windows of the Utica Shale play.
  Gulfport is currently running a 7 rig drilling program on the Utica acreage.
  Production continues to increase as more wells are drilled and takeaway capacity increases.
  Chris Walton, Rhino's President and Chief Executive Officer commented, "We entered 2013 just commencing production and exited the year with significant output.  This is important for Rhino's employees and unitholders. We are continuing work to the execution of our 2014 program and look forward to substantial growth for the Partnership during 2014 as we continue to develop our Utica Shale assets."
  Additional takeaway capacity is expected to come online in Q1 2014 with the Cadiz de-ethanization facility with estimated capacity of 40,000 Bbl/day and the Hopedale fractionater facility with estimated capacity of 60,000 Bbl/day.

Northern Appalachia

  Northern Appalachia operations produced 326 thousand tons of steam coal during the fourth quarter.  Coal sales were 310 thousand tons and limestone sales totaled 137 thousand tons.
  Rhino's Hopedale sales remain fully contracted through 2014.
  Rhino's Sands Hill operation continues to operate on a reduced production schedule to align with committed sales.

Rhino Western

  Rhino's Castle Valley operation produced 220 thousand tons and sold 228 thousand tons during the fourth quarter.
  Castle Valley's sales remain fully contracted through 2014.

Central Appalachia

  During the quarter, Central Appalachia operations produced 176 thousand tons of steam coal and 120 thousand tons of met coal.  Met coal sales totaled 148 thousand tons and steam coal sales were 185 thousand tons.
  While the Central Appalachia region has been partially curtailed, production is continuing on several of the Partnership's lower cost Central Appalachia properties.
  During the fourth quarter, lessees at Rhino's Elk Horn operation produced approximately 768 thousand tons from its properties.

Guidance

  Rhino anticipates providing full year 2014 guidance when fourth quarter earnings results are issued in late February 2014.

About Rhino Resource Partners LP

Rhino Resource Partners LP is a growth-oriented limited partnership.  Rhino produces metallurgical and steam coal in a variety of basins throughout the United States, leases coal through its Elk Horn subsidiary, and owns oil and gas acreage in the Utica and Cana Woodford areas.

Forward Looking Statements

Except for historical information, statements made in this press release are "forward-looking statements." All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Rhino expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are based on Rhino's current expectations and beliefs concerning future developments and their potential effect on Rhino's business, operating results, financial condition and similar matters.  While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting Rhino will be those that Rhino anticipates.  Whether actual results and developments in the future will conform to expectations is subject to significant risks, uncertainties and assumptions, many of which are beyond Rhino's control or ability to predict. Therefore, actual results and developments could materially differ from Rhino's historical experience and present expectations and what is expressed, implied or forecast in these forward-looking statements.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the following: decline in coal prices, which depend upon several factors such as the supply of domestic and foreign coal, the demand for domestic and foreign coal, governmental regulations, price and availability of alternative fuels for electricity generation and prevailing economic conditions; increased competition in global coal markets and declines in demand for coal; current and future environmental laws and regulations which could materially increase operating costs or limit Rhino's ability to produce and sell coal; extensive government regulation of mine operations, especially with respect to mine safety and health, which imposes significant actual and potential costs; difficulties in obtaining and/or renewing permits necessary for operations; a variety of operating risks, such as unfavorable geologic conditions, natural disasters, mining and processing equipment unavailability and failures and unexpected maintenance problems and accidents, including fire and explosions from methane; fluctuations in transportation costs or disruptions in transportation services could increase competition or impair Rhino's ability to supply coal; a shortage of skilled labor; increases in raw material costs, such as steel, diesel fuel and explosives; Rhino's ability to acquire replacement coal reserves that are economically recoverable; inaccuracies in Rhino's estimates of coal reserves and non-reserve coal deposits; existing and future laws and regulations regulating the emission of sulfur dioxide and other compounds could affect coal consumers and as a result reduce demand for coal; federal and state laws restricting the emissions of greenhouse gases; Rhino's ability to acquire or failure to maintain, obtain or renew surety bonds used to secure obligations to reclaim mined property; Rhino's dependence on a few customers and its ability to find and retain customers under favorable supply contracts; changes in consumption patterns by utilities away from the use of coal, such as resulting from low natural gas prices; disruption in supplies of coal produced by contractors operating Rhino's mines; defects in title in properties that Rhino owns or losses of any of Rhino's leasehold interests; increased labor costs or work stoppages; the ability to retain and attract senior management and other key personnel; and assumptions underlying reclamation and mine closure obligations are materially inaccurate.

Other factors that could cause Rhino's actual results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.  Rhino undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

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CONTACT: Scott Morris
         +1 859.519.3622
         smorris@rhinolp.com